FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES SECOND QUARTER 2009 RESULTS:
NET OPERATING INCOME OF $305 MILLION, NET INCOME OF $105 MILLION,
P&C OPERATIONS COMBINED RATIO OF 98.1%
BOOK VALUE PER COMMON SHARE OF $27.53, AN INCREASE OF 28% FROM MARCH 31, 2009
CHICAGO, August 3, 2009 — CNA Financial Corporation (NYSE: CNA) today announced second quarter 2009 results, which included net operating income of $305 million, or $1.02 per common share, and net income of $105 million, or $0.27 per common share. Net income reflects the impact of impairment losses in the investment portfolio. The combined ratio for Property & Casualty Operations was 98.1% for the quarter. Book value per common share was $27.53 at June 30, 2009, as compared to $21.57 at March 31, 2009 and $20.92 at December 31, 2008.

	Results for the Three Months		Results for the Six Months
	Ended June 30 (a)		Ended June 30 (a)
($ millions)	2009	2008	2009	2008
Net operating income	$305	$250	$454	$471
Net realized investment losses	(199)	(71)	(543)	(104)

Net income (loss) from continuing operations	106	179	(89)	367
Net (loss) income from discontinued operations	(1)	2	(1)	1

Net income (loss)	$105	$181	$(90)	$368

(a)	References to net operating income (loss), net realized investment gains (losses) and net income (loss) used in this press release reflect amounts attributable to CNA Financial Corporation (CNAF), unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2008 Form 10-K for further discussion of this measure.

Earnings (Loss) Per Share Attributable to Common Stockholders

	Results for the		Results for the
	Three Months		Six Months
	Ended June 30		Ended June 30
	2009	2008	2009	2008
Net operating income	$1.14	$0.93	$1.68	$1.75
Less: 2008 Senior Preferred dividend	(0.12)	—	(0.23)	—

Net operating income attributable to CNAF common stockholders	1.02	0.93	1.45	1.75
Net realized investment losses	(0.74)	(0.27)	(2.01)	(0.39)

Net income (loss) from continuing operations	0.28	0.66	(0.56)	1.36
Net (loss) income from discontinued operations	(0.01)	0.01	(0.01)	—

Net income (loss) attributable to CNAF common stockholders	$0.27	$0.67	$(0.57)	$1.36

Net operating income for the three months ended June 30, 2009 increased $55 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations increased $49 million, while results for our non-core operations increased $6 million. These increases were primarily due to higher net investment income. Our Property & Casualty Operations produced second quarter combined ratios of 98.1% and 97.7% in 2009 and 2008, with current period underwriting results reflecting lower losses and higher expenses as compared to the prior period.
“We are pleased to report a 22% increase in second quarter net operating income,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “Our core Property & Casualty Operations had another solid quarter, delivering a 98.1% combined ratio, and our investment income rebounded nicely.”
“In the second quarter, CNA’s investment portfolio values and book value per share improved substantially, and our lead operating subsidiary, Continental Casualty Company, improved its already strong capital position,” said Mr. Motamed.
Pretax net investment income for the second quarter of 2009 increased $99 million as compared with the same period in 2008. This increase was primarily driven by improved results from limited partnership investments.
After-tax net realized investment losses increased $128 million for the three months ended June 30, 2009 as compared with the same period in 2008. In the second quarter of 2009, other-than-temporary impairment (OTTI) losses of $257 million after-tax were primarily driven by the actual and anticipated impact of difficult economic conditions on residential and commercial mortgage-backed securities. OTTI losses of $111 million after-tax were recorded in the second quarter of 2008.
Net income for the three months ended June 30, 2009 decreased $76 million as compared with the same period in 2008. This decrease was due to higher net realized investment losses, partially offset by improved net operating income.

Net operating income for the six months ended June 30, 2009 decreased $17 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations increased $10 million, while results for our non-core operations decreased $27 million. Our Property & Casualty Operations produced combined ratios of 98.1% and 97.9% for the six months ended June 30, 2009 and 2008, with current period underwriting results reflecting lower losses and higher expenses as compared to the prior period. The catastrophe impacts were $36 million after-tax for the six months ended June 30, 2009, as compared to $65 million after-tax for the same period in 2008.
Pretax net investment income for the six months ended June 30, 2009 increased $85 million as compared with the same period in 2008. Excluding trading portfolio losses of $81 million in 2008, net investment income increased $4 million. These trading portfolio losses were related to our indexed group annuity business and were substantially offset by a corresponding decrease in the policyholders’ funds reserves supported by this trading portfolio. We exited the indexed group annuity business in 2008.
After-tax net realized investment losses increased $439 million for the six months ended June 30, 2009 as compared with the same period in 2008. For the six months ended June 30, 2009, OTTI losses of $656 million after-tax were primarily driven by credit issues in the financial sector and the impact of difficult economic conditions on residential and commercial mortgage-backed securities. OTTI losses of $166 million after-tax were recorded for the six months ended June 30, 2008.
Net results for the six months ended June 30, 2009 decreased $458 million as compared with the same period in 2008. This decrease was primarily due to higher net realized investment losses.

Business Operating Highlights
Standard Lines works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services primarily to small, middle-market and large businesses and organizations domestically.
•	Net written premiums decreased $87 million for the second quarter of 2009 as compared with the same period in 2008. The current economic conditions have led to decreased industry insured exposures. Standard Lines averaged rate decreases of 1% for the second quarter of 2009, as compared to decreases of 5% for the second quarter of 2008 for the contracts that renewed during those periods. Retention rates of 80% and 81% were achieved for those contracts that were available for renewal in each period.
•	Net operating income improved $21 million for the second quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to higher net investment income, partially offset by decreased underwriting results.
•	The combined ratio increased 2.3 points for the second quarter of 2009 as compared with the same period in 2008. The loss ratio improved 2.4 points primarily due to favorable loss development. The expense ratio increased 5.4 points, primarily related to higher underwriting expenses and the lower net earned premium base. Underwriting expenses increased primarily due to higher employee-related costs.
•	Net income for the second quarter of 2009 decreased $50 million as compared with the same period in 2008. This decline was primarily attributable to higher net realized investment losses, partially offset by improved net operating income.
Specialty Lines provides professional, financial and specialty property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $26 million for the second quarter of 2009 as compared with the same period in 2008. Specialty Lines averaged rate decreases of 1% for the second quarter of 2009, as compared to decreases of 3% for the second quarter of 2008 for the contracts that renewed during those periods. Retention rates of 84% were achieved for those contracts that were available for renewal in both periods.
•	Net operating income improved $28 million for the second quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to higher net investment income and a $14 million favorable income tax adjustment related to our European operation.
•	The combined ratio improved 0.8 points for the second quarter of 2009 as compared with the same period in 2008. The loss ratio improved 2.7 points, primarily due to favorable net prior year development. This was partially offset by higher current accident year loss ratios recorded in several lines of business. The expense ratio increased 1.6 points, primarily related to higher underwriting expenses and the lower net earned premium base.
•	Net income decreased $21 million for the second quarter of 2009 as compared with the same period in 2008. This decline was primarily attributable to higher net realized investment losses, partially offset by increased net operating income.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net loss for the second quarter of 2009 decreased $17 million as compared with the same period in 2008. The decrease was due to favorable performance on our remaining pension deposit business and improved net realized investment results. Partially offsetting these favorable items was a $28 million after-tax legal accrual recorded in the second quarter of 2009 related to a previously held limited partnership investment.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net results decreased $19 million for the second quarter of 2009 as compared with the same period in 2008. The decrease was primarily due to higher net realized investment losses.

Segment Results for the Three Months Ended June 30, 2009

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$145	$173	$318	$(26)	$13	$305
Net realized investment (losses) gains	(110)	(68)	(178)	9	(30)	(199)

Net income (loss) from continuing operations	$35	$105	$140	$(17)	$(17)	$106

Segment Results for the Three Months Ended June 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$124	$145	$269	$(30)	$11	$250
Net realized investment losses	(39)	(19)	(58)	(4)	(9)	(71)

Net income (loss) from continuing operations	$85	$126	$211	$(34)	$2	$179

Segment Results for the Six Months Ended June 30, 2009

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$206	$292	$498	$(48)	$4	$454
Net realized investment losses	(227)	(142)	(369)	(115)	(59)	(543)

Net (loss) income from continuing operations	$(21)	$150	$129	$(163)	$(55)	$(89)

Segment Results for the Six Months Ended June 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$219	$269	$488	$(33)	$16	$471
Net realized investment losses	(50)	(24)	(74)	(15)	(15)	(104)

Net income (loss) from continuing operations	$169	$245	$414	$(48)	$1	$367

Property & Casualty Operations Gross Written Premiums

	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2009	2008	2009	2008
Standard Lines	$859	$944	$1,688	$1,776
Specialty Lines	1,224	1,281	2,500	2,574

Total P&C Operations	$2,083	$2,225	$4,188	$4,350

Property & Casualty Operations Net Written Premiums

	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2009	2008	2009	2008
Standard Lines	$761	$848	$1,524	$1,619
Specialty Lines	834	860	1,663	1,708

Total P&C Operations	$1,595	$1,708	$3,187	$3,327

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Standard Lines	71.3%	73.7%	71.5%	73.7%
Specialty Lines	62.5%	65.2%	62.0%	65.0%
Total P&C Operations	66.4%	69.2%	66.3%	69.1%
Total P&C Companies (a)	78.1%	80.3%	77.6%	79.0%
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Standard Lines	105.5%	103.2%	105.9%	103.8%
Specialty Lines	92.1%	92.9%	91.6%	92.6%
Total P&C Operations	98.1%	97.7%	98.1%	97.9%
Total P&C Companies (a)	110.1%	109.2%	109.6%	108.3%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life & Group Non-Core and Corporate & Other Non-Core, including CNA Re and asbestos and environmental pollution exposures.
Standard Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	103.9%	99.2%	105.2%	99.7%
Effect of catastrophe impacts	6.0	5.9	3.8	6.3
Effect of development-related items	(4.4)	(1.9)	(3.1)	(2.2)

Combined ratio	105.5%	103.2%	105.9%	103.8%

Specialty Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	96.6%	92.5%	96.6%	92.4%
Effect of catastrophe impacts	0.4	0.2	0.2	0.1
Effect of development-related items	(4.9)	0.2	(5.2)	0.1

Combined ratio	92.1%	92.9%	91.6%	92.6%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	100.1%	95.6%	100.6%	95.8%
Effect of catastrophe impacts	2.9	2.9	1.9	3.1
Effect of development-related items	(4.9)	(0.8)	(4.4)	(1.0)

Combined ratio	98.1%	97.7%	98.1%	97.9%

About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered trade mark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (800) 289-0507, or for international callers, (913) 312-0837. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through August 10, 2009 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 1151654. The replay will also be available on CNA’s website. Financial supplement information related to the second quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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